                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES

Name of Subsidiary                               Place of Incorporation
------------------                               -----------------------
Twin Laboratories Inc.                           Utah
Twin Laboratories (U.K.) Ltd.                    United Kingdom
Changes International (U.K) Ltd.                 United Kingdom
Changes, A Twinlab Company S. de R.L.            Mexico
Twinlab Catalog Corp.                            Delaware
Tempe Manufacturing Corp.                        Delaware
Twinlab Mail Order, Inc.                         California